Lease for Office Space at Jerusalem Technology Park, Jerusalem, Israel

Summary of Key Terms

1.	Landlord: Jerusalem Technology Park Ltd.

2.	Tenant: GuruNet Israel Ltd.

3.	Space Description: Entire 7th floor of the tower (building 23) in the Jerusalem Technology Park (Total 1,055 square meters)

4.	Term: 5 years; option to extend for an additional 5 year period

5.	Commencement: September 15, 2005

6.
Rent:  1st year - 50,802 New Israeli Shekels (“NIS”) (US$11,185 based on the exchange rate on July 15, 2005)
2nd-5th year- NIS 69,483 (US$15,298 based on the exchange rate on July 15, 2005)
The Rent payments are linked to the Israeli Consumer Price Index

7.	Bank Guarantee: approximately $87,000

8.	Right to Sublease: available to Tenant, under certain circumstances.

9.	Early termination by Tenant: Under certain circumstances, Tenant has the option to terminate the lease after 3 years subject to an early termination fee equal to approximately $45,000

10.	Parking: 1st - 2nd year- 45 free parking spots 3rd -5th year- 21 free parking spots; $60 for each additional parking spot